UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2007

American Woodmark Corporation®

(Exact name of registrant as specified in its charter)

Virginia	0-14798	54-1138147
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3102 Shawnee Drive, Winchester, Virginia	22601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 1.01   Entry into a Material Definitive Agreement.

On December 13, 2007, American Woodmark Corporation (the “Company”) entered into an Amended and Restated Credit Agreement between the Company and Bank of America, N.A. The $50 million five-year unsecured credit facility provides for a $40 million revolving line of credit and a $10 million term loan. The Credit Agreement will expire on December 13, 2012. Borrowings under the credit facility bear interest at the London InterBank Offered Rate (LIBOR) plus a spread ranging from 0.50% to 1.25% based on the Company’s consolidated leverage ratio. The Credit Agreement includes customary representations, warranties, covenants and events of default. The Credit Agreement requires the Company to maintain specified financial covenants measured on a quarterly basis, including consolidated tangible net worth, consolidated leverage ratio and consolidate fixed charge coverage ratio.

The Amended and Restated Credit Agreement replaces the Company's previous $45 million Financing Agreement with Bank of America, N.A. dated May 31, 2001.

The Credit Agreement has been included as an exhibit to this Form 8-K and is incorporated herein in response to this Item.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of December 13, 2007, between the Company and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION

(Registrant)

/s/ JONATHAN H. WOLK	/s/ KENT B. GUICHARD
Jonathan H. Wolk Vice President and Chief Financial Officer	Kent B. Guichard President & Chief Executive Officer

Date: December 19, 2007	Date: December 19, 2007
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of December 19, 2007, between the Company and Bank of America, N.A. ..